CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 033-53385, 333-77601, 333-38224, 333-101005, 333-120245, 333-127103, 333-157518, 333-199665, and 333-211276) and on Form S-3 (File No. 333-211276) of Teleflex Incorporated of our report dated February 23, 2017 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 23, 2017